UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 12, 2018

USA Compression Partners, LP

(Exact Name of Registrant as Specified in Charter)

Delaware	1-35779	75-2771546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Congress Avenue Suite 450 Austin, TX (Address of Principal Executive Offices)	78701 (Zip Code)

Registrant’s telephone number, including area code: (512) 473-2662

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 8.01.     OTHER EVENTS.

On June 12, 2018, USA Compression Partners, LP (the “Partnership”) and USA Compression GP, LLC (the “General Partner,” and together with the Partnership, the “Partnership Parties”) entered into an underwriting agreement (the “Underwriting Agreement”) with USA Compression Holdings, LLC (the “Selling Unitholder”) and J.P. Morgan Securities LLC (the “Underwriter”), providing for the sale (the “Offering”) by the Selling Unitholder of 5,000,000 common units representing limited partner interests in the Partnership (“Common Units”), at a purchase price to the Selling Unitholder of $16.00 per Common Unit. The Underwriter proposes to offer such Common Units from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Offering is expected to close on June 15, 2018. The Partnership will not receive any proceeds from the sale of Common Units in the Offering.

The material terms of the Offering are described in a prospectus (the “Prospectus”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-3, as amended (File No. 333-217391), which was declared effective by the Commission on May 12, 2017.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership Parties and the Selling Unitholder, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership Parties and the Selling Unitholder have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

As described in the Prospectus, an affiliate of the Underwriter also serves as Agent, LC Issuer, Joint Lead Arranger and Joint Bookrunner under the Partnership’s revolving credit facility. In addition, the Underwriter and its affiliates have in the past provided and may from time to time in the future provide commercial banking, investment banking and advisory services in the ordinary course of their business for the Partnership Parties, the Selling Unitholders and their respective affiliates, as applicable, for which they have received, and in the future will be entitled to receive, customary fees and reimbursement of expenses.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this report and incorporated in this Item 8.01 by reference.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement by and among USA Compression Partners, LP, USA Compression GP, LLC, USA Compression Holdings, LLC and J.P. Morgan Securities LLC, dated June 12, 2018.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA COMPRESSION PARTNERS, LP

By:	USA Compression GP, LLC,
its General Partner

	By:	/s/ Christopher W. Porter
Christopher W. Porter
Vice President, General Counsel and Secretary

Dated June 14, 2018